UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2011

DICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 16TH FLOOR, NEW YORK, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 725-6550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 20, 2011, Dice Holdings, Inc. (the “Company”) filed a Form 8-K summarizing the matters voted on at its annual meeting of stockholders held on April 15, 2011 (the “Original Report”).  In accordance with the recommendations of the Company’s board of directors, and the results of the votes reported under Item 5.07 of the Original Report, the Company will hold a non-binding advisory vote every year to approve the compensation of the named executive officers listed in its proxy statement for their annual meeting of stockholders until the Company conducts the next non-binding advisory vote on the frequency of holding advisory votes on executive compensation.

This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Company’s decision regarding the frequency of the advisory vote on the compensation of their named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

Date: September 13, 2011	By:	/s/ Brian P. Campbell
Name: Brian P. Campbell
Title: Vice President and General Counsel